UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2008
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction	Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement
     On April 18, 2008, TRM Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), with LC Capital Master Fund, Ltd. (the “Purchaser”) and Lampe Conway & Co., LLC, as Administrative Agent and Collateral Agent (the “Agent”), pursuant to which the Purchaser purchased notes to the Company totaling $11,000,000 (the “Notes”). The Notes are guaranteed by the Company’s subsidiaries, and secured by a first lien on all of the Company’s and its subsidiaries’ assets.
     The proceeds of the sale of the Notes were used to pay (a) approximately $2.25 million to retire amounts owed under the Amended and Restated Second Lien Loan Agreement, dated as of November 20, 2006, the Issuer, TRM ATM Corporation and TRM Copy Centers (USA) Corporation, as Borrowers, the Subsidiaries of the Borrowers identified therein, as the Guarantors, Wells Fargo Foothill, Inc., as Administrative Agent, GSO Origination Funding Partners, LP, a Delaware limited partnership, and the other Lenders from time to time party thereto (the “GSO Credit Facility”), (b) amounts owed under the Securities Purchase Agreement, dated February 8, 2008, by and among the Company, the Purchaser and the Agent, whereby the Purchaser extended credit in the form of a loan totaling $1,000,000, (c) $1.0 million owed to Notemachine Limited under the Amended and Restated Settlement Letter Agreement (the “Notemachine Settlement Agreement”), dated as of April 18, 2008, by and between Notemachine Limited and the Company, (d) approximately $2.5 million to eFunds Corporation and (e) the cash portion of the purchase price in connection with the Acquisition.
     The Notes bear interest at an annual rate equal to 13.00% per annum. The Notes mature on April 18, 2011. The Notes are subject to mandatory prepayment in the event the Company issues other debt or equity. In addition, the Company may prepay the Notes at any time, subject to the payment of a prepayment premium of 102%, if before April 18, 2009, and 101% if between April 18, 2009 and April 18, 2010.
     In connection with the Purchase Agreement, the Company issued warrants to the Purchaser to purchase in the aggregate 12,500,000 shares (the “Warrant Shares”) of the Company’s common stock at an exercise price initially equal to $0.28 per Warrant Share, subject to adjustment for any recapitalizations, stock combinations, stock dividends and stock splits or if the Company issues common stock, or securities convertible into common stock, at a lower price. The warrants may be exercised immediately and expire on April 18, 2015. The Company has agreed to register the Warrant Shares pursuant to an amended and restated registration rights agreement by and among the Company and the Purchaser, dated April 18, 2008.
     The Purchase Agreement provides that as long as the Purchaser holds an aggregate of 1,250,000 Warrant Shares or Warrants exercisable for 1,250,000 Warrant Shares, the Purchaser is entitled to entitled to appoint to the Company’s board of directors one designee selected by the Purchaser. If the Purchaser holds an aggregate of 2,500,000 Warrant Shares or Warrants exercisable for 2,500,000 Warrant Shares, the Purchaser is entitled to appoint to the Company’s board of directors three designees selected by the Purchaser.

     The Purchase Agreement contains covenants that restrict the Company’s activities and those of its subsidiaries, including, among other things, restrictions on debt, liens, investments, dispositions and payment of dividends, and requires that the Company maintain levels of Liquidity and Consolidated EBITDA (both as defined in the Purchase Agreement) and at least 10, 250 ATMs. The Purchase Agreement also contains events of default relating to customary matters, including payment and covenant defaults, cross defaults relating to other indebtedness and insolvency. Upon a default, the Purchaser can accelerate the maturity of the Notes and, while any event of default exists, the Notes shall bear cash interest payable on demand, at the Note’s interest rate plus 2.00% per annum.
Stock Purchase Agreement
     On April 18, 2008, the Company entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with Douglas Falcone, the sole stockholder of LJR Consulting Corp. d/b/a Access To Money (“Access To Money”), pursuant to which Mr. Falcone sold all of Access To Money’s capital stock to the Company (the “Acquisition”). The purchase price for the Acquisition was $15,000,000, which consisted of $4,250,000 in cash, 3,550,000 shares of the Company’s common stock and the balance of $9,754,465 paid by a promissory note issued to Mr. Falcone (the “Promissory Note”). The Promissory Note has an interest rate of 13% per annum and is due and payable on April 18, 2015. Payments under the Promissory Note are subordinated to the payment in full of the Notes and the Notemachine Settlement Agreement.
     As part of the Acquisition Agreement, the Company agreed to replace approximately $1.1 million of vault cash funded by Mr. Falcone as promptly as practicable, but in any event no later than one year after the closing of the Acquisition. The Company will pay Mr. Falcone a fee equal to the prime rate less .5% per annum on the balance of the vault cash from time to time outstanding, payable quarterly.
     The parties provided customary representations, warranties, covenants and indemnifications in the Acquisition Agreement. The Company entered into employment agreements with Mr. Falcone (described below), Ralph J. Depp, Maya E. Fuentes and James A. Howe and offered employment on at “at-will” basis to Access To Money’s other employees.
Employment Agreement
     In connection with the Acquisition, on April 18, 2008, the Company entered into an employment agreement with Douglas Falcone (the “Employment Agreement”) in which he agreed to serve as Executive Vice President and Chief Operating Officer of the Company for a term of two years beginning on April 18, 2008 (the “Initial Term”). Following the Initial Term, the Employment Agreement will automatically renew for successive one year periods unless either the Company or Mr. Falcone provide notice of termination to the other party at least 30 days prior to the termination of the Initial Term or renewal period.
     Under the Employment Agreement, Mr. Falcone will receive a base salary of $300,000 during the Initial Term, and the base salary for any subsequent term will be set by the compensation committee of the Company’s board of directors. Mr. Falcone will receive a

$150,000 bonus for each year during the Initial Term, and for each year thereafter the bonus shall be awarded in the discretion of the compensation committee based upon such reasonably specific criteria, including performance criteria.
     If Mr. Falcone is terminated by the Company for any reason at any time with 30 days’ written notice or if Mr. Falcone terminates the Employment Agreement for good reason, Mr. Falcone is entitled to an amount equal to two years of base salary plus, for each such year, the bonus, plus health insurance for twelve months at the same coverage level as in effect immediately prior to termination. “Good reason” is defined as Mr. Falcone’s ability to terminate the Employment Agreement if the Company requires him to work outside of New York City or a location within sixty (60) miles from (i) 628 Route 10, Whippany, New Jersey 07081 (“Current Office”) or (ii) such office as Mr. Falcone, with the consent of the Company, select to replace the Current Office, for more than 90 consecutive days per year.
Amended and Restated Settlement Agreement with Notemachine Limited
     On April 18, 2007, the Company and Notemachine Limited entered into the Notemachine Settlement Agreement that amended the previous settlement agreement dated November 20, 2007 that was described in the Company’s Form 8-K filed on November 26, 2007.
     The Notemachine Settlement Agreement consented to the Purchase Agreement and the Acquisition transactions. The Notemachine Settlement Agreement required the Company to pay Notemachine £506,098.49 plus interest of £3,535.76 upon consummation of transactions under the Purchase Agreement. In addition, the Company will, unless full early repayment is made, continue to make monthly payments of £71,211.84 on the first of each month until the outstanding balance has been repaid, including accrued interest at a compound interest rate of 15% per annum. The Notemachine Settlement Agreement provides that in the event that the Company at any time has accumulated surplus cash of $6,500,000 over and above the normal working capital requirements of the business, the Company will, within 30 days, pay Notemachine the lesser of (A) $1,000,000 or (B) the remaining balance under the Notemachine Settlement Agreement.
     The Notemachine Settlement Agreement provides that in the event that the Company secures a sufficient refinancing (excluding (i) the Purchase Agreement, (ii) any working capital facility in the original principal amount of up to $2,000,000 and (iii) any vault cash facility) prior to repayment of all amounts due to Notemachine, the entire principal sum outstanding will become immediately payable to Notemachine and the Company confirmed that it will use the proceeds of any such refinancing to first repay all prior or superior liens (including the amounts owed under the Purchase Agreement) and then pay the outstanding principal sum to Notemachine before any other use is made of such proceeds. In the event that the Company secures a refinancing which is sufficient to repay all prior or superior liens and some but not all of the outstanding principal sum due to Notemachine, it will use the sums obtained from the refinancing remaining once all prior or superior liens have been paid to immediately pay Notemachine such proportion of the principal sum due as can be paid with the remaining refinancing monies.

     The Company granted a second lien security interest (ranking only behind the security interest created in favor of the Purchaser under the Purchase Agreement) to Notemachine in the Company’s assets to secure amounts owed under the Notemachine Settlement Agreement.
Amended and Restated Warrants
     On April 18, 2008, the Company amended and restated the warrants issued to the lenders under the GSO Credit Facility previously disclosed in the Form 8-K filed on November 22, 2006. The amended and restated warrants to GSO Credit Opportunities Fund (Helios), L.P., GSO Special Situations Overseas Benefit Plan Fund Ltd., GSO Special Situations Fund Ltd. and GSO Domestic Capital Funding Partners LP eliminated the provisions requiring adjustment of the number of shares of common stock acquirable upon exercise of the warrants except in the case of stock dividends, stock splits, stock combinations, recapitalizations or other similar transactions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 above, which is incorporated by reference as if fully set forth herein.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
     The Company offered and sold the Notes to the Purchaser in reliance on the exemption from registration provided by Rule 506 of Regulation D and Section 4(2) thereunder, as the Purchaser certified and represented that it was an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and was not organized for the purpose of acquiring any of the Notes, the Warrants or the Warrant Shares. The Company relied on these exemptions from registration based in part on representations made by the Purchaser in the Purchase Agreement.
     On April 18, 2008, as further described under “Securities Purchase Agreement” in Item 1.01 above, the Company issued warrants to the Purchaser to acquire the Warrant Shares, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.
     The issuance of common stock to Mr. Falcone in connection with the Acquisition was made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D. The Company believes that these exemptions are available because, among other things, Mr. Falcone represented in the Acquisition Agreement that he is an “accredited investor”, had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management, and was acquiring the common stock for his own account for investment and not with a view to the distribution thereof.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On April 14, 2008, in connection with the Acquisition and Purchase Agreement, Alan D. Schreiber, Nancy L. Alperin, Tony C. Banks, Harmon S. Spolan and John S. White resigned from the Board of Directors of the Company, effective as of April 18, 2008. None of the departures are related to any disagreement with the Company or with the Company’s operations, policies or practices. Mr. Spolan served as chairman of the Company’s audit committee. Dr. Schreiber served on the investment committee and served as chairman of the compensation committee. Ms. Alperin served on the audit committee and compensation committee. Mr. Banks served on the audit committee and the investment committee. Mr. White served on the compensation committee and as chairman of the investment committee.
     In connection with the Acquisition, Mr. Douglas Falcone was appointed as a director and Chief Operating Officer of the Company as effective April 18, 2008. Mr. Falcone, age 49, previously served as President, Vice President, Secretary and Treasurer of Access To Money from October 1998 to April 2008. The terms of Mr. Falcone’s employment agreement are described under “Employment Agreement” in Item 1.01 above. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Richard B. Stern
		Name:	Richard B. Stern
Date: April 23, 2008		Title:	President & Chief Executive Officer

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